UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2015

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

(d) Election of Director

On July 17, 2015, the Board appointed David B. Miller to the Board effective July 20, 2015. Mr. Miller, age 58, has been employed by DuPont for over 20 years in various engineering, sales and management roles and currently serves as the President of DuPont Electronics & Communications. Additionally, Mr. Miller serves on the Board of Directors of Semiconductor Equipment and Materials International (SEMI), the NC Chamber of Commerce and is a Trustee of

the University of Virginia Engineering School. Mr. Miller will serve as a Class III director. The Board has determined that Mr. Miller satisfies the definition of “independent director” under the NYSE listing standards.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: July 20, 2015	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer